EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 (333-295063) of ROKIT America, Inc., as amended, of our report dated March 10, 2026, on our audit of the financial statements of ROKIT America, Inc. as of and for the years ended December 31, 2025 and December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ KNAV CPA LLP

KNAV CPA LLP

Atlanta, Georgia

June 3, 2026

PCAOB ID - 2983